EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO CHAPTER 63 OF TITLE 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Parlux Fragrances, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank A. Buttacavoli, Chief Operating Officer and Chief Financial Officer of the Company, certify, pursuant to Chapter 63 of Title 18 U.S.C. Section 1350, as adopted pursuant to  Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frank A. Buttacavoli
Frank A. Buttacavoli
Chief Operating Officer and Chief Financial Officer

April 13, 2007

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to Parlux Fragrances, Inc. and will be retained by Parlux Fragrances, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.